UNITED STATES
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VALMONT INDUSTRIES, INC.
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Valmont Announces Audio Webcast for
2020 Annual Meeting of Shareholders

Valmont Industries, Inc. (NYSE: VMI), a leading global provider of engineered products and services for infrastructure development and irrigation equipment and services for agriculture, today announced that it will provide a live audio webcast of the company’s 2020 Annual Meeting of Shareholders, beginning at 1:00 p.m. Central Time on April 28, 2020. The webcast will provide the audio portion of the meeting only. The webcast does not constitute attendance, but will provide shareholders who cannot attend for reasons related to COVID-19 an opportunity to receive timely audio of the meeting. Shareholders should consult the proxy materials previously provided to them on voting instructions.
To listen to the 2020 Annual Meeting of Shareholders by telephone, please dial 1-877-407-6184 or 1-201-389-0877 (no Conference ID is needed), or point your browswers to 2020 Annual Shareholders Meeting. A slide presentation will simultaneously be available at investors.valmont.com. A replay of this event can be accessed two hours after the call at the above link or by telephone at 1-877-660-6853 or 1-201-612-7415. Please use the conference identification number 13701762. The replay will be available through 10:59 p.m. CDT on May 5, 2020.
About Valmont Industries, Inc.
Valmont® is a global leader, designing and manufacturing engineered products that support global infrastructure development and agricultural productivity. Its products for infrastructure serve highway, transportation, wireless communication, electric transmission, and industrial construction and energy markets. Its irrigation equipment and services for large-scale agriculture improves farm productivity while conserving fresh water resources. In addition, Valmont provides coatings services that protect against corrosion and improve the service lives of steel and other metal products. For more information, visit valmont.com.

Concerning Forward-Looking Statements This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, the continuing and developing effects of COVID-19 including the effects of the outbreak on the general economy and the specific economic effects on the Company’s business and that of its customers and suppliers, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.

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